Exhibit 10.5
Form of Executive RSU Award Agreement

PAYLOCITY HOLDING CORPORATION
RESTRICTED STOCK UNITS AGREEMENT
(For U.S. Participants)

Paylocity Holding Corporation has granted to the Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Units Agreement (the “Agreement”) is attached an Award consisting of Restricted Stock Units (each a “Unit”) subject to the terms and conditions set forth in the Grant Notice and this Agreement. The Award has been granted pursuant to and shall in all respects be subject to the terms and conditions of the Paylocity Holding Corporation 2014 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference. By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                                      ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Award shall be determined by the Committee. All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith. Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award. Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                                      THE AWARD.

3.1                               Grant of Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Total Number of Units set forth in the Grant Notice, subject to adjustment as provided in Section 10. Each Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) share of Stock.

3.2                               No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Units or shares of Stock issued upon settlement of the Units, the consideration for which shall be past services actually rendered or future services to be rendered to a Participating Company or for its benefit. Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to a Participating Company or for its benefit having a value not less than the par value of the shares of Stock issued upon settlement of the Units.

4.                                      VESTING OF UNITS.

Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice. In addition, Units acquired pursuant to this Agreement shall become Vested Units upon the Participant’s death or Disability (defined below) to the extent they have not otherwise become Vested Units. For purposes of determining the number of Vested Units following an Ownership Change Event, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after the Ownership Change Event. “Disability,” for purposes of accelerating vesting, means the permanent and total disability of the Participant, within the meaning of Section 22(e)(3) of the Code.

5.                                      COMPANY REACQUISITION RIGHT.

5.1                               Grant of Company Reacquisition Right.  Except to the extent otherwise provided by the Superseding Agreement, if any, in the event that the Participant’s Service terminates for any reason or no reason, with or without cause, the Participant shall forfeit and the Company shall automatically reacquire all Units which are not, as of the time of such termination, Vested Units (“Unvested Units”), and the Participant shall not be entitled to any payment therefor (the “Company Reacquisition Right”).

5.2                               Ownership Change Event, Non-Cash Dividends, Distributions and Adjustments.  Upon the occurrence of an Ownership Change Event, a dividend or distribution to the stockholders of the Company paid in shares of Stock or other property, or any other adjustment upon a change in the capital structure of the Company as described in Section 10, any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of the Participant’s ownership of Unvested Units shall be immediately subject to the Company Reacquisition Right and included in the terms “Units” and “Unvested Units” for all purposes of the Company Reacquisition Right with the same force and effect as the Unvested Units immediately prior to the Ownership Change Event, dividend, distribution or adjustment, as the case may be. For purposes of determining the number of Vested Units following an Ownership Change Event, dividend, distribution or adjustment, credited Service shall include all Service with any corporation which is a Participating Company at the time the Service is rendered, whether or not such corporation is a Participating Company both before and after any such event.

6.                                      SETTLEMENT OF THE AWARD.

6.1                               Issuance of Shares of Stock.  Subject to the provisions of Section 6.3, the Company shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) share of Stock. The Settlement Date with respect to a Unit shall be the date on which such Unit becomes a Vested Unit as provided by the Grant Notice (an “Original Settlement Date”); provided, however, that if the Original Settlement Date would occur on a date on which a sale by the Participant of the shares to be issued in settlement of the Vested Units would violate the Trading Compliance Policy of the Company, the Settlement Date for such Vested Units shall be deferred until the next day on which the sale of such shares would not violate the Trading Compliance Policy, but in any event on or before the 15th day of the third calendar month following calendar year of the Original Settlement Date. Shares of Stock issued in settlement of Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 6.3, Section 8 or the Company’s Trading Compliance Policy.

6.2                               Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit any or all shares acquired by the Participant pursuant to the settlement of the Award with the Company’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice. Except as provided by the foregoing, a certificate for the shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

6.3                               Restrictions on Grant of the Award and Issuance of Shares.  The grant of the Award and issuance of shares of Stock upon settlement of the Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities. No shares of Stock may be issued hereunder if the issuance of such shares would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance of any shares subject to the Award shall relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority shall not have been obtained. As a condition to the settlement of the Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

6.4                               Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the Award.

7.                                      PARTICIPANT COVENANTS.

7.1                               Covenant Not to Disclose.  The Participant acknowledges that as a result of the Participant’s employment with Paylocity Corporation, an Illinois corporation (“Paylocity”), the Participant has gained access to Paylocity’s Confidential Information (defined below). During the Participant’s employment and thereafter, the Participant will not use, disclose, or reveal to any person any Confidential Information except when acting within the scope of the Participant’s duties or with prior written authorization from Paylocity’s Chief Human Resources Officer.

(a)                                Confidential Information.  The term “Confidential Information” shall mean all information belonging to, or otherwise relating to the business of Paylocity, which is not generally known, regardless of the manner in which it is stored or conveyed to the Participant, and which Paylocity has taken reasonable measures under the circumstances to protect from unauthorized use or disclosure, including, without limitation, Paylocity’s trade secrets, intellectual property, customer and employee information, pricing information, business and marketing strategies, proprietary information and know-how, unpublished or pending patent applications and all related patent rights, discoveries, software code, formulas and processes relating to Paylocity’s business. Confidential Information does not include information that: (i) was generally known to the relevant public at the time of disclosure through no fault of the participant; (ii) was lawfully received by the Participant from a third party; (iii) was known to the Participant prior to receipt from Paylocity; or (iv) was independently developed by the Participant or independent third parties. In each of the foregoing circumstances, this exception applies only if such public knowledge or possession by an independent third party was without breach by the Participant or any third party of any obligation of confidentiality or non-use, including the obligations and restrictions provided in this Agreement.

(b)                                Scope of Non-Disclosure;  Return of Company Property. Nothing in this Section shall be deemed to limit the Participant’s non-disclosure obligations under any applicable rule, statute, regulation, agreement or other Paylocity policy, or to prevent the Participant from providing truthful information to a government authority or in response to a valid subpoena or other court process. Upon termination of the Participant’s employment with Paylocity for any reason, the Participant will immediately return to Paylocity all Paylocity property, including, without limitation, all Confidential Information. The Participant understands that the Participant shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

7.2                               Covenants Not to Solicit.

(a)                                Customer Non-Solicitation.  During employment with Paylocity and for a period of twenty-four (24) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly contact, solicit or accept business from any of Paylocity’s customers, prospective customers, brokers, brokerage firms, business partners, business associates, or end users, with whom the Participant had direct or indirect contact or solicited on behalf of Paylocity in the twelve (12) months prior to the Participant’s termination, for the purpose of selling or soliciting products or services that are in competition with the products or services of Paylocity.

(b)                                Employee Non-Solicitation.  During employment with Paylocity and for a period of twenty-four (24) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly contact, solicit or recruit any employees or exclusive independent contractors of Paylocity with whom the Participant worked or had contact during the twelve (12) months preceding the termination of the Participant’s employment, for the purpose of causing, inviting or encouraging any such employee to (i) to terminate his or her employment or business relationship with Paylocity; and/or (ii) to become employed or engaged by a person or entity that sells Competing Products (as defined below).

7.3                               Covenant Not To Compete.  During employment with Paylocity and for a period of twelve (12) months following the termination of employment for any reason, the Participant agrees not to directly or indirectly, on behalf of Participant or in conjunction with any other person or entity: (i) own any business (other than less than 3% ownership in a publicly traded company) that sells Competing Products in the Restricted Territory; or (ii) work in the Restricted Territory (whether as an employee, independent contractor, consultant, or otherwise) for any person or entity that sells Competing Products, in any role: (y) that is similar to any position I held with the Company during the twenty-four (24) months preceding the termination of the Participant’s employment, or (z) in which it would be beneficial for the Participant to use or rely upon Paylocity’s Confidential Information. The term “Competing Products” shall mean products or services sold by Paylocity, or any prospective product or service Paylocity took steps to develop, and for which the Participant had any responsibility during the twenty-four (24) months preceding the termination of the Participant’s employment, including, without limitation, any products or services related to software solutions for payroll, human capital management, human resources, benefits, time and labor, and talent management. The term “Restricted Territory” shall mean the geographic territory over which the Participant had responsibility during the twenty-four (24) months preceding the termination of the Participant’s employment.

7.4                               Acknowledgments.  The Participant acknowledges that: (i) the covenants of this Section 7 are supported by sufficient consideration, including access to Paylocity’s Legitimate Business Interests (defined below), and the Units awarded under this Agreement; (ii) Paylocity has invested substantial resources into the development, protection and retention of its Confidential Information, employees, customers, and business (collectively, “Legitimate Business Interests”); (iii) the Legitimate Business Interests have significant intrinsic value and are not readily achieved or duplicated; (iv) solely as a result of the Participant’s employment with Paylocity, the Participant has gained access to and familiarity with the Legitimate Business Interests; (v) the covenants of this Section 7 are therefore reasonable and necessary to protect the Legitimate Business Interests, and they are enforceable; and (vi) the provisions of this Section 7 do not restrain competition, limit the Participant’s ability to obtain employment of the Participant’s choosing or affect the Participant’s wages.

7.5                               Remedies and Relief.  In the event of any breach by the Participant of the provisions of this Section 7: (i) the Company shall have the right to require the Participant to deliver to the Company: (a) all Units granted to the Participant in the three (3) years preceding said breach; and (b) to the extent the Participant has disposed of any Units so granted or shares of Stock issued in settlement of such Units, the net proceeds from all such dispositions; and (ii) any unvested Units shall be immediately forfeited (collectively, the “Repayment Obligation”). The determination of whether the Participant has engaged in a breach of Section 7 shall be determined by the Committee in its sole discretion. Any repayment obligations under this Section 7 shall be effected by the Participant within thirty (30) days of receipt of the Company’s written demand for repayment. The Company may provide for an offset to any future payments owed by the Participating Company Group to the Participant, if necessary, to satisfy the Repayment Obligation. The Participant agrees to execute such documents as may be necessary to effect the repayment obligations referred to in this Section. Nothing in this Section 7 shall limit Paylocity from pursuing any other remedies otherwise available in law or in equity, including a temporary retaining order, a preliminary injunction, and a permanent injunction enjoining Participant’s breach or threatened breach of any of the provisions of this Agreement or from seeking enforcement of any other restrictions by which the Participant is bound under other agreements or applicable law.

7.6                               Severability.  If any provision of this Agreement is held to be unenforceable, such provision will be distinct and severable from the other provisions of this Agreement, and such unenforceability will not affect the validity and enforceability of the remaining provisions. If a court holds that the duration, scope, geographic range or any other restriction stated in any provision of this Agreement is unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, geographic range or other restriction that the court deems reasonable under such circumstances will be substituted and that the court will have the power to revise any of those restrictions to cover the maximum period, scope, geographic range and/or other restriction permitted by law. It is the intent of the parties that the court, in establishing any such substitute restriction, recognize that the parties’ desire is that the stated restrictions upon which the parties have agreed be honored to the maximum lawful extent.

7.7                               Tolling.  The restricted time periods in Section 7 shall be tolled during any time period that Participant is in violation of such covenants, as determined by a court of competent jurisdiction, so that Paylocity may realize the full benefit of its bargain. This tolling shall include any time period during which litigation is pending, and during which Participant has continued to violate such protective covenants.

8.                                      TAX WITHHOLDING.

8.1                               In General.  At the time the Grant Notice is executed, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company, if any, which arise in connection with the Award, the vesting of Units or the issuance of shares of Stock in settlement thereof. The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company have been satisfied by the Participant.

8.2                               Assignment of Sale Proceeds.  Subject to compliance with applicable law and the Company’s Trading Compliance Policy, if permitted by the Company, the Participant may satisfy the Participating

Company’s tax withholding obligations in accordance with procedures established by the Company providing for delivery by the Participant to the Company or a broker approved by the Company of properly executed instructions, in a form approved by the Company, providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the shares being acquired upon settlement of Units.

8.3                               Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations by deducting from the shares of Stock otherwise deliverable to the Participant in settlement of the Award a number of whole shares having a fair market value, as determined by the Company as of the date on which the tax withholding obligations arise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates.

9.     EFFECT OF CHANGE IN CONTROL.

In the event of a Change in Control, except to the extent that the Committee determines to cash out the Award in accordance with Section 13.1(c) of the Plan, the surviving, continuing, successor, or purchasing entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Company’s rights and obligations under all or any portion of the outstanding Units or substitute for all or any portion of the outstanding Units substantially equivalent rights with respect to the Acquiror’s stock. For purposes of this Section, a Unit shall be deemed assumed if, following the Change in Control, the Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether stock, cash, other securities or property or a combination thereof) to which a holder of a share of Stock on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Stock); provided, however, that if such consideration is not solely common stock of the Acquiror, the Committee may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Unit to consist solely of common stock of the Acquiror equal in Fair Market Value to the per share consideration received by holders of Stock pursuant to the Change in Control.  The Award shall terminate and cease to be outstanding effective as of the time of consummation or the Change in Control to the extent that Units subject to the Award are neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

10.               ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE.

Subject to any required action by the stockholders of the Company and the requirements of Section 409A of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number of Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any and all new, substituted or additional securities or other property (other than regular, periodic cash dividends paid on Stock pursuant to the Company’s dividend policy) to which the Participant is entitled by reason of ownership of Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Units originally acquired hereunder. Any fractional Unit or share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number. Such adjustments shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11.                               RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

The Participant shall have no rights as a stockholder with respect to any shares which may be issued in settlement of this Award until the date of the issuance of such shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 10. If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service at any time.

12.                               LEGENDS.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock issued pursuant to this Agreement. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.                               COMPLIANCE WITH SECTION 409A.

It is intended that any election, payment or benefit which is made or provided pursuant to or in connection with this Award that may result in Section 409A Deferred Compensation shall comply in all respects with the applicable requirements of Section 409A (including applicable regulations or other administrative guidance thereunder, as determined by the Committee in good faith) to avoid the unfavorable tax consequences provided therein for non-compliance. In connection with effecting such compliance with Section 409A, the following shall apply:

13.1                               Separation from Service; Required Delay in Payment to Specified Employee.  Notwithstanding anything set forth herein to the contrary, no amount payable pursuant to this Agreement on account of the Participant’s termination of Service which constitutes a “deferral of compensation” within the meaning of the Treasury Regulations issued pursuant to Section 409A of the Code (the “Section 409A Regulations”) shall be paid unless and until the Participant has incurred a “separation from service” within the meaning of the Section 409A Regulations.  Furthermore, to the extent that the Participant is a “specified employee” within the meaning of the Section 409A Regulations as of the date of the Participant’s separation from service, no amount that constitutes a deferral of compensation which is payable on account of the Participant’s separation from service shall be paid to the Participant before the date (the “Delayed Payment Date”) which is first day of the seventh month after the date of the Participant’s separation from service or, if earlier, the date of the Participant’s death following such separation from service.  All such amounts that would, but for this Section, become payable prior to the Delayed Payment Date will be accumulated and paid on the Delayed Payment Date.

13.2                               Other Changes in Time of Payment.  Neither the Participant nor the Company shall take any action to accelerate or delay the payment of any benefits under this Agreement in any manner which would not be in compliance with the Section 409A Regulations.

13.3                               Amendments to Comply with Section 409A; Indemnification.  Notwithstanding any other provision of this Agreement to the contrary, the Company is authorized to amend this Agreement, to void or amend any election made by the Participant under this Agreement and/or to delay the payment of any monies and/or provision of any benefits in such manner as may be determined by the Company, in its discretion, to be necessary or appropriate to comply with the Section 409A Regulations without prior notice to or consent of the Participant.  The Participant hereby releases and holds harmless the Company, its directors, officers and stockholders from any and all claims that may arise from or relate to any tax liability, penalties, interest, costs, fees or other liability incurred by the Participant in connection with the Award, including as a result of the application of Section 409A.

13.4                               Advice of Independent Tax Advisor.  The Company has not obtained a tax ruling or other confirmation from the Internal Revenue Service with regard to the application of Section 409A to the Award, and the Company does not represent or warrant that this Agreement will avoid adverse tax consequences to the Participant, including as a result of the application of Section 409A to the Award.  The Participant hereby acknowledges that he or she has been advised to seek the advice of his or her own independent tax advisor prior to entering into this Agreement and is not relying upon any representations of the Company or any of its agents as to the effect of or the advisability of entering into this Agreement.

14.                               MISCELLANEOUS PROVISIONS.

14.1                               Termination or Amendment.  The Committee may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation, including, but not limited to, Section 409A.  No amendment or addition to this Agreement shall be effective unless in writing.

14.2                                Nontransferability of the Award.  Prior to the issuance of shares of Stock on the applicable Settlement Date, neither this Award nor any Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution. All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

14.3                                 Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

14.4                                Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.5                                 Advice of Counsel.  The Participant is hereby advised to have this Agreement, including without limitation the restrictive covenants set forth in Section 7 herein, reviewed by an attorney of the Participant’s choosing. The Participant acknowledges and agrees that the Participant has had a period of at least fourteen (14) days to review and consider this Agreement before entering into it.

14.6                                  Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)                                 Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b)                                 Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 14.5(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice, as described in Section 14.5(a). The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third-party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.5(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.5(a)

(c)                                 Electronic Signatures.  The Participant agrees that the electronic signatures, whether digital or encrypted, of the parties included in the Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures. Electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record.

14.7                               Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter. To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

14.8                                Applicable Law.  This Agreement shall be governed by the laws of the State of Illinois as such laws are applied to agreements between Illinois residents entered into and to be performed entirely within the State of Illinois.

14.9                               Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

PAYLOCITY HOLDING CORPORATION
NOTICE OF GRANT OF RESTRICTED STOCK UNITS
(For U.S. Participants/Contains a Non-competition covenant)

Paylocity Holding Corporation (the “Company”) has granted to the Participant an award (the “Award”) of certain units pursuant to the Paylocity Holding Corporation 2014 Equity Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) share of Stock, as follows:

Participant:	Employee ID:
Date of Grant:
Total Number of Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.
Settlement Date:	Except as provided by the Restricted Stock Units Agreement, the date on which a Unit becomes a Vested Unit.
Vesting Start Date:
Vested Units:
Except as provided in the Restricted Stock Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units (disregarding any resulting fractional Unit) as of any date is determined by multiplying the Total Number of Units by the “Vested Ratio” determined as of such date, as follows:

Vested Ratio
...……………………………………………...
Superseding Agreement:	None
By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Restricted Stock Units Agreement and the Plan, both of which are made a part of this document, and by the Superseding Agreement, if any. The Participant acknowledges that copies of the Plan, the Restricted Stock Units Agreement and the prospectus for the Plan are posted to the participant’s online account through the Company designated stock compensation administration provider and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Restricted Stock Units Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

PAYLOCITY HOLDING CORPORATION	PARTICIPANT

By: Steven Beauchamp Paylocity Corporation Co-Chief Executive Officer
Signature

Date
Address: 1400 American Lane Schaumburg, IL 60173
Address

ATTACHMENTS:    2014 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Units Agreement and Plan Prospectus